Exhibit 10.5

PMV Consumer Acquisition Corp.
249 Royal Palm Way, Suite 503
Palm Beach, FL 33480

_____________, 2020

PMV Consumer Delaware Management Partners LLC
249 Royal Palm Way, Suite 503
Palm Beach, Florida 33480

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of PMV Consumer Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), PMV Consumer Delaware Management Partners LLC (the “Affiliate”) shall make available to the Company certain office space, utilities and secretarial and administrative support as may be required by the Company from time to time, situated at 249 Royal Palm Way, Suite 503, Palm Beach, FL 33480 (or any successor location). In exchange therefor, the Company shall pay the Affiliate the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date; provided, however, that the Company may delay payment of such monthly fee upon a determination by the audit committee of the board of directors of the Company that the Company lacks sufficient funds held outside of the Trust Account (as defined below) to pay actual or anticipated expenses in connection with an initial business combination. Any such unpaid amount shall accrue without interest and either be due and payable no later than the date of the Company’s initial business combination or at the Affiliate’s option, treated as working capital loans and be convertible into warrants on terms identical to the private warrants (subject to the $1,500,000 maximum amount of working capital loans convertible to warrants as described in the Registration Statement). If the Company does not consummate an initial business combination, any accrued and unpaid amounts hereunder shall be forgiven. The Affiliate hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours, PMV CONSUMER ACQUISITION CORP.

By:
Name: Title:

AGREED TO AND ACCEPTED BY:

PMV CONSUMER DELAWARE MANAGEMENT PARTNERS LLC

By:
Name: Title:

[Signature Page to Administrative Services Agreement]